UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C. 20549



                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported): July 3, 2003


                 EPIC FINANCIAL  CORPORATION
             -----------------------------------
   (Exact name of registrant as specified in its charter)






     Nevada               000-33417              88-0451534
  ------------       ------------------        ----------------
(State or other     (Commission File No.)     (I.R.S. Employer
 jurisdiction of                              Identification No.)
incorporation or
 organization)



        3300 Irvine Avenue, Suite 220, Newport Beach,
                      California 92660
       -----------------------------------------------
          (Address of principal executive offices)




Registrant's telephone number, including area code:  (949) 622-1130


                              N/A
                      ----------------------
   (Former name or former address, if changed since last report)






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Item 5.        OTHER EVENTS.

     On July 3, 2003, the Registrant and Richard R. Stenton, the sole shareholder of Mission Equity, a California corporation ("Mission"), entered into a Letter of Intent regarding the acquisition of Mission by the Registrant. Mission is a California-based full service real estate company specializing in commercial/industrial real estate development, property management, investing and consulting. The Letter of Intent provides for a total transaction value of $500,000, represented by cash in the form of a twelve-month promissory note of the Registrant in the original principal amount of $150,000, with interest at seven percent per annum, and Preferred Stock of the Registrant valued at $350,000. A closing of the Registrant's proposed acquisition of Mission is subject to the parties negotiating final terms and conditions of the proposed acquisition, negotiating and executing the definitive acquisition agreements, satisfactorily completing due diligence investigations, and other standard conditions precedent to transactions of such nature and magnitude. As of the date of this Current Report, the Registrant can not provide assurances that its proposed acquisition of Mission will close.


Item 7.   FINANCIAL STATEMENTS OR EXHIBITS.

          a.   Financial Statements.

                    None.

          b.   Exhibits.

               99.7     Letter of Intent dated July 3, 2003, by
                    and between Epic Financial Corporation and Richard R. Stenton.

               99.8 Press Release by Epic Financial Corporation,
                    dated July 14, 2003, concerning the Letter of Intent dated July 3, 2003 by and between Epic Financial Corporation and Richard R. Stenton.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:  July 14, 2003             EPIC FINANCIAL CORPORATION

                                 /s/ William R. Parker
                                 -----------------------------
                                 William R. Parker, President

























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